Exhibit 32.1
                                  ------------


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Wellstone Filters, Inc. (the "Company") on Form 10-KSB/A for the fiscal year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Learned
J. Hand, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:


(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:   February 21, 2006
                                            By  /s/ Learned J. Hand
                                            ------------------------
                                            Learned J. Hand
                                            Chief Executive Officer
                                            (Principal Executive Officer)


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Wellstone Filters, Inc. and will be retained by Wellstone Filters, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.